Exhibit 8.1

October 3, 2005

BHP Billiton Finance (USA) Limited

180 Lonsdale Street

Melbourne Vic 3000

Australia

BHP Billiton Limited

180 Lonsdale Street

Melbourne Vic 3000

Australia

BHP Billiton Plc

Neathouse Place

Victoria

London SW1V 1BH

United	Kingdom

Re:	BHP Billiton Finance (USA) Limited, BHP Billiton Limited and

BHP Billiton Plc – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States tax counsel to BHP Billiton Finance (USA) Limited (the “Issuer”) and BHP Billiton Limited and BHP Billiton Plc (each a “Guarantor” and together the “Guarantors”), in connection with the preparation of a Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of debt securities (the “Securities”) of the Issuer and the related guarantees of the Securities by the Guarantors.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

BHP Billiton Finance (USA) Limited

BHP Billiton Limited

BHP Billiton Plc

October 3, 2005

(a)	the Registration Statement;

(b)	the Indenture dated as of April 17, 2003 between the Issuer, the Guarantors and Citibank N.A. as Trustee; and

(c)	such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information, and analyses set forth in such documents, certificates, and records. All capitalized terms use but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

In addition, we have relied on statements and representations of the officers and other representatives of the Issuer and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the caption “Material Tax Consequences—United States Federal Income Taxation” does not purport to summarize all possible United States federal income tax considerations of the purchase, ownership, and

BHP Billiton Finance (USA) Limited

BHP Billiton Limited

BHP Billiton Plc

October 3, 2005

disposition of the Securities pursuant to the Registration Statement, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Securities pursuant to the Registration Statement that are anticipated to be material to U.S. Holders.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the heading “Material Tax Consequences – United States Federal Income Taxation” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP